Dallas, TX/January 16, 2019
COMERICA REPORTS FOURTH QUARTER 2018 NET INCOME OF $310 MILLION

Earnings Per Share of $1.88 for Fourth Quarter and $7.20 for Full-Year 2018
Increase of 74 Percent for Full-Year 2018 Compared to 2017

Fourth Quarter and Full-Year 2018 Performance Reflects Robust Revenue Growth, Strong Credit Quality, Prudent Expense Control and Active Capital Management
Full-Year 2018 Benefited from Reduction in Tax Rate and Discrete Tax Items
“The fourth quarter and full-year 2018 results demonstrate our ability to carefully manage loan and deposit pricing in a rising-rate environment, produce strong credit quality, successfully execute our GEAR Up initiatives, and meaningfully reduce excess capital. We also benefited from a lower tax rate due to tax reform," said Ralph W. Babb, Jr., chairman and chief executive officer. "All together, these drove a return on equity of over 16 percent for the fourth quarter. We believe we are well positioned to continue to increase our bottom line as we drive revenue growth and positive operating leverage, while achieving favorable credit metrics. In addition, we expect to maintain our robust returns, while properly managing our capital base to support growth and investment in our businesses. In summary, we remain focused on our relationship banking strategy, which we expect will continue to enhance shareholder value."

(dollar amounts in millions, except per share data)	4th Qtr '18	3rd Qtr '18	2018	2017
FINANCIAL RESULTS
Net interest income	$614	$599	$2,352	$2,061
Provision for credit losses	16	—	(1)	74
Noninterest income (a)	250	234	976	1,107
Noninterest expenses (a)	448	452	1,794	1,860
Pre-tax income	400	381	1,535	1,234
Provision for income taxes	90	63	300	491
Net income	$310	$318	$1,235	$743

Diluted earnings per common share	$1.88	$1.86	$7.20	$4.14
Efficiency ratio (b)	51.93%	52.93%	53.56%	58.64%
Net interest margin	3.70	3.60	3.58	3.11
Common equity Tier 1 capital ratio (c)	11.12	11.68	11.12	11.68
Common equity ratio	10.60	10.90	10.60	11.13

ADJUSTED FINANCIAL RESULTS (d)
Net interest income	$614	$599	$2,352	$2,061
Provision for credit losses	16	—	(1)	74
Noninterest income (a)	250	254	996	989
Noninterest expenses (a)	434	440	1,741	1,692
Pre-tax income	414	413	1,608	1,284
Provision for income taxes	93	94	365	437
Net income	$321	$319	$1,243	$847

Diluted earnings per common share	$1.95	$1.86	$7.24	$4.73
Efficiency ratio (b)	50.70%	51.59%	52.58%	55.41%
(a) Noninterest income included a $7 million loss and $3 million gain for the fourth and third quarter 2018, respectively, as well as a $2 million loss and $8 million gain for full-year 2018 and 2017, respectively, relating to deferred compensation plans. Offsetting amounts included in noninterest expenses for the same periods. (b) Noninterest expenses as a percentage of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares. (c) December 31, 2018 ratio is estimated. (d) Financial results presented on an adjusted basis to facilitate trend analysis. See Reconciliation of Non-GAAP Financial Measures.

The following table includes items used to arrive at adjusted net income in the Adjusted Financial Results (see Reconciliation of Non-GAAP Financial Measures).

	4th Qtr '18		3rd Qtr '18		2018		2017
(in millions, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Restructuring charges, net of tax	$11	$0.07	$9	$0.05	$41	$0.24	$29	$0.16
Securities repositioning, net of tax	—	—	15	0.09	15	0.09	—	—
Discrete tax items	—	—	(23)	(0.14)	(48)	(0.29)	72	0.41
One-time employee bonus, net of tax	—	—	—	—	—	—	3	0.02

Fourth Quarter 2018 Compared to Third Quarter 2018 Overview
The commentary below discusses noninterest income and noninterest expenses on an adjusted basis, which includes certain adjustments management considers helpful to facilitate trend analysis. See Reconciliation of Non-GAAP Financial Measures.
Average total loans increased $248 million to $48.8 billion.

•	Primarily reflected increases in National Dealer Services and Energy, partially offset by a decrease in Mortgage Banker Finance.

•	The increase in National Dealer Services and decrease in Mortgage Banker Finance were due to typical seasonality factors.

•
Loan yields increased 16 basis points, primarily reflecting an increase in short-term rates (+21 basis points), partially offset by a decrease in loan fees (-3 basis points) and the impact of other loan dynamics (-2 basis points).

Average total deposits decreased $364 million to $55.7 billion.

•	Primarily reflected decreases in Corporate Banking, Retail Banking and Technology and Life Sciences, partially offset by increases in general Middle Market and Wealth Management.

•	Noninterest-bearing deposits decreased $593 million, partially offset by a $229 million increase in interest-bearing deposits reflecting more efficient cash management by customers.

•	Interest-bearing deposit costs increased 11 basis points due to continued focus on relationship-based deposit pricing as short-term interest rates increased.
Net interest income increased $15 million to $614 million.

•	Included a net benefit from higher interest rates of $18 million from managing loan and deposit pricing in a rising rate environment.

•	Net interest margin increased 10 basis points to 3.70 percent mostly due to the increase in interest rates.
Provision for credit losses was $16 million.

•	Net credit-related charge-offs decreased to $11 million, or 0.09 percent of average loans in the fourth quarter 2018.

•	The allowance for loan losses increased $7 million to $671 million, or 1.34 percent of total loans.
Adjusted noninterest income decreased $4 million to $250 million.

•
Reflected a $10 million decrease in deferred compensation asset returns (offset in noninterest expenses), partially offset by a $3 million increase in card fees and smaller increases in other categories.

•	A loss related to repositioning of the securities portfolio was $20 million in third quarter 2018.
Adjusted noninterest expenses decreased $6 million to $434 million.

•	Due to decreases of $5 million in FDIC insurance expense and $4 million in salaries and benefits expense, partially offset by small increases in other categories.

•
The decrease in salaries and benefits expense was primarily due to a $10 million decline in deferred compensation expense (offset in noninterest income), partially offset by an increase in technology-related labor costs.

•	Restructuring charges were $14 million and $12 million in fourth and third quarter 2018, respectively. The fourth quarter 2018 charges were the final charges of the GEAR-Up Initiatives.
Provision for income taxes increased $27 million to $90 million.

•	Reflected discrete tax benefit items of $23 million in third quarter 2018 and higher pre-tax earnings.
Capital position remained solid at December 31, 2018.

•	Returned a total of $599 million to shareholders, including dividends and the repurchase of $500 million of common stock (6.3 million shares) under the equity repurchase program.

Full-Year 2018 Compared to Full-Year 2017 Overview
Effective January 1, 2018, the Corporation adopted Accounting Standards Codification Topic 606, "Revenue from Contracts with Customers." As a result, revenue from certain products is now presented net of costs. The commentary below discusses noninterest income and noninterest expenses on an adjusted basis to eliminate the variances attributable to the impact of adoption. Adjusted basis also includes other adjustments management considers helpful to facilitate trend analysis. See Reconciliation of Non-GAAP Financial Measures.
Average total loans increased $208 million to $48.8 billion.

•	Primarily reflected increases in Technology and Life Sciences as well as National Dealer Services, partially offset by decreases in Corporate Banking and Energy.
Average total deposits decreased $1.3 billion to $55.9 billion.

•	With the largest decrease in general Middle Market driven by a $925 million decline in Municipalities.

•	Noninterest-bearing deposits decreased $1.8 billion, partially offset by a $449 million increase in interest-bearing deposits.
Net interest income increased $291 million to $2.4 billion.

•	Driven by the net benefit from higher short-term rates.
Provision for credit losses decreased $75 million to a $1 million benefit.

•	Reflected a decline in total criticized loans of $683 million.

•	Net credit-related charge-offs improved to 0.11 percent of average loans, compared to 0.19 percent in 2017.
Adjusted noninterest income increased $7 million.

•
Primarily reflected increases of $24 million in card fees (adjusted basis) and $8 million in fiduciary income, partially offset by decreases of $11 million in service charges on deposit accounts (adjusted basis) and $10 million in deferred compensation asset returns (offset in noninterest expenses).

•	The decrease in service charges on deposit accounts (adjusted basis) included higher earnings credit allowances provided to customers due to the increase in short-term interest rates.

•	The loss related to repositioning of the securities portfolio was $20 million in 2018.
Adjusted noninterest expenses increased $49 million.

•
Reflected increases of $48 million in salaries and benefits expense and $7 million in outside processing fee expense (adjusted basis), partially offset by a $9 million decrease in FDIC insurance expense.

•
The increase in salaries and benefits expense was driven by higher share-based and incentive compensation tied to financial performance as well as merit increases and technology-related labor costs, partially offset by decreases in workforce and deferred compensation expense (offset in noninterest income).

Provision for income taxes decreased $191 million to $300 million.

•
Reflected a decrease in the impact of discrete tax items from a $72 million net charge in 2017 to a benefit of $48 million in 2018. The $72 million net charge in 2017 included a $107 million adjustment to deferred tax assets due to the change in the statutory tax rate.

•	Also included the impact of the decrease in the statutory tax rate in 2018, partially offset by an increase in pre-tax income.
Returned $1.6 billion to shareholders, an increase of $903 million compared to 2017.

•	Repurchased $1.3 billion, or approximately 14.8 million shares, of common stock during 2018 under the equity repurchase program.

•	Increased the dividend 69 percent to $1.84 per share.

Net Interest Income

(dollar amounts in millions)	4th Qtr '18	3rd Qtr '18	2018	2017
Net interest income	$614	$599	$2,352	$2,061

Net interest margin	3.70%	3.60%	3.58%	3.11%

Selected average balances:
Total earning assets	$65,661	$65,842	$65,410	$66,300
Total loans	48,832	48,584	48,766	48,558
Total investment securities	11,773	11,761	11,810	12,207
Federal Reserve Bank deposits	4,754	5,180	4,495	5,233

Total deposits	55,729	56,093	55,935	57,258
Total noninterest-bearing deposits	28,600	29,193	29,241	31,013
Medium- and long-term debt	6,420	6,153	5,842	4,969
Net interest income increased $15 million to $614 million in the fourth quarter 2018, compared to the third quarter 2018.

•
The net increase from higher rates was $18 million, reflecting interest benefits to loans (+$25 million), short-term investments (+$3 million) and securities (+$1 million), partially offset by higher costs on deposits (-$7 million) and debt (-$4 million).

•
Net interest income was also impacted by an increase in interest on investment securities due to the repositioning of the portfolio (+$4 million), higher average loan balances (+$3 million), a decrease in loan fees (-$3 million), lower average short-term investment balances (-$2 million), higher average debt balances (-$2 million), the impact of other loan dynamics (-$2 million) and higher average interest-bearing deposits (-$1 million).

The net interest margin increased 10 basis points to 3.70 percent in the fourth quarter 2018, compared to the third quarter 2018.

•
The net benefit of 11 basis points from higher rates reflected higher yields on loans (+15 basis points), short-term investments (+2 basis points) and securities (+1 basis point), partially offset by higher costs on deposits (-4 basis points) and debt (-3 basis points).

•
The net benefit from rates (+11 basis points) and the securities repositioning benefit (+2 basis points) were partially offset by a decrease in loan fees (-2 basis points) and the impact of other balance sheet dynamics (-1 basis point).

Credit Quality
“Credit quality was strong for the fourth quarter and full year of 2018 with net charge-offs of 9 basis points and 11 basis points, respectively," said Babb. "Nonperforming loans continue to decline and are at an exceptionally low level.  Our allowance remains very healthy at a reserve ratio of 1.34 percent. As we closely monitor the portfolio, we are not seeing any concerning trends.  We expect our portfolio to continue to perform well, yet begin to migrate towards a more normal credit environment in the latter half of 2019."

(dollar amounts in millions)	4th Qtr '18	3rd Qtr '18	4th Qtr '17
Credit-related charge-offs	$21	$25	$29
Recoveries	10	10	13
Net credit-related charge-offs	11	15	16
Net credit-related charge-offs/Average total loans	0.09%	0.13%	0.13%

Provision for credit losses	$16	$—	$17

Nonperforming loans	229	239	410
Nonperforming assets (NPAs)	230	240	415
NPAs/Total loans and foreclosed property	0.46%	0.49%	0.84%

Loans past due 90 days or more and still accruing	$16	$28	$35

Allowance for loan losses	671	664	712
Allowance for credit losses on lending-related commitments (a)	30	33	42
Total allowance for credit losses	701	697	754

Allowance for loan losses/Period-end total loans	1.34%	1.35%	1.45%
Allowance for loan losses/Nonperforming loans	2.9x	2.8x	1.7x

(a)	Included in "Accrued expenses and other liabilities" on the consolidated balance sheets.

•	The allowance for loan losses increased $7 million to $671 million at December 31, 2018, or 1.34 percent of total loans, reflecting continued improvement in credit migration and an increase in loans.

•
Criticized loans decreased $122 million to $1.5 billion, including a $64 million decrease in Energy. Criticized loans as a percentage of total loans were 3.1 percent at December 31, 2018, compared to 3.4 percent at September 30, 2018. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.

•
Nonperforming loans decreased $10 million to $229 million at December 31, 2018. Nonperforming loans as a percentage of total loans decreased to 0.46 percent at December 31, 2018, compared to 0.49 percent at September 30, 2018.

Full-Year 2019 Outlook
For full-year 2019 compared to full-year 2018 reported results, management expects the following, assuming a continuation of the current economic and rate environment:

•	Growth in average loans of 2 percent to 4 percent, reflecting increases in most lines of business.

•	Decline in average deposits of 1 percent to 2 percent from a decrease in noninterest-bearing deposits.

•
Growth in net interest income of 4 percent to 5 percent from the full-year net benefit of higher interest rates ($130 million to $150 million), growth in average loans and repositioning the securities portfolio, partially offset by higher average debt and lower interest recoveries.

•	Provision for credit losses of 15 basis points to 25 basis points and net charge-offs to remain low.

•
Noninterest income higher by 2 percent to 3 percent, benefiting from growth in card fees and fiduciary income, partially offset by lower service charges on deposit accounts and lower derivative income.

•
Noninterest expenses lower by 3 percent, reflecting the end of restructuring charges from the GEAR Up initiatives ($53 million in full-year 2018), FDIC insurance expense lower by $16 million from the discontinuance of the surcharge, lower compensation and pension expense, partially offset by higher outside processing expenses in line with growing revenue, technology expenditures and typical inflationary pressures.

◦	Lower compensation driven by incentive compensation, partially offset by merit increases.

•	Income tax expense to be approximately 23 percent of pre-tax income, excluding any tax impact from employee stock transactions.

◦	Full-year 2018 included discrete tax benefits of $48 million.

•	Common equity Tier 1 capital ratio target of 9.5 percent to 10 percent through continued return of excess capital.

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. For a summary of business segment and geographic market quarterly results, see the Business Segment Financial Results and Market Segment Financial Results tables included later in this report. From time to time, the Corporation may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. During the third quarter 2018, the Small Business component was reclassified from Retail Bank to Business Bank. The financial results provided are based on the internal business unit and geographic market structures of Comerica and methodologies in effect at December 31, 2018. A discussion of business segment and geographic market year-to-date results will be included in Comerica's 2018 Form 10-K.
Conference Call and Webcast
Comerica will host a conference call to review fourth quarter 2018 financial results at 10 a.m. CT Wednesday January 16, 2019. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (Event ID No. 5976458). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, including the GEAR Up initiative, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of the economic benefits of the GEAR Up initiative, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies; whether Comerica may achieve opportunities for revenue enhancements and efficiency improvements under the GEAR Up initiative, or changes in the scope or assumptions underlying the GEAR Up initiative; operational difficulties, failure of technology infrastructure or information security incidents; reliance on other companies to provide certain key components of business infrastructure; Comerica's ability to maintain adequate sources of funding and liquidity; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers; unfavorable developments concerning credit quality; changes in regulation or oversight; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; transitions away from LIBOR towards new interest rate benchmarks; reductions in Comerica's credit rating; damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the interdependence of financial service companies; the implementation of Comerica's strategies and business initiatives; changes in customer behavior; management's ability to maintain and expand customer relationships; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; the effects of recent tax reform and potential legislative, administrative or judicial changes or interpretations related to these and other tax regulations; any future strategic acquisitions or divestitures; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effects of terrorist activities and other hostilities; changes in accounting standards; the critical nature of Comerica's accounting policies and the volatility of Comerica’s stock price. Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 11 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2017 and "Item 1A. Risk Factors" beginning on page 59 of Comerica's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Yolanda Y. Walker	Darlene P. Persons
(214) 462-4443	(214) 462-6831

Chelsea R. Smith
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
(in millions, except per share data)	2018	2018	2017	2018	2017
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$1.88	$1.86	$0.63	$7.20	$4.14
Cash dividends declared	0.60	0.60	0.30	1.84	1.09

Average diluted shares (in thousands)	163,501	170,057	175,818	170,500	178,125
PERFORMANCE RATIOS
Return on average common shareholders' equity	16.36%	16.15%	5.58%	15.82%	9.34%
Return on average assets	1.74	1.77	0.62	1.75	1.04
Efficiency ratio (a)	51.93	52.93	58.14	53.56	58.64
CAPITAL
Common equity tier 1 capital (b)	$7,470	$7,750	$7,773
Risk-weighted assets (b)	67,168	66,344	66,575
Common shareholders' equity per share of common stock	46.89	46.92	46.07
Tangible common equity per share of common stock	42.89	43.05	42.34
Common equity tier 1 and tier 1 risk-based capital ratio (b)	11.12%	11.68%	11.68%
Total risk-based capital ratio (b)	13.18	13.76	13.84
Leverage ratio (b)	10.51	10.85	10.89
Common equity ratio	10.60	10.90	11.13
Tangible common equity ratio (c)	9.78	10.09	10.32
AVERAGE BALANCES
Commercial loans	$30,651	$30,371	$30,719	$30,534	$30,415
Real estate construction loans	3,164	3,198	3,031	3,155	2,958
Commercial mortgage loans	9,051	9,084	9,054	9,131	9,005
Lease financing	495	464	470	470	509
International loans	1,035	1,072	1,122	1,021	1,157
Residential mortgage loans	1,968	1,962	2,014	1,983	1,989
Consumer loans	2,468	2,433	2,523	2,472	2,525
Total loans	48,832	48,584	48,933	48,766	48,558

Earning assets	65,661	65,842	66,167	65,410	66,300
Total assets	70,830	71,210	71,398	70,724	71,452

Noninterest-bearing deposits	28,600	29,193	31,780	29,241	31,013
Interest-bearing deposits	27,129	26,900	25,861	26,694	26,245
Total deposits	55,729	56,093	57,641	55,935	57,258

Common shareholders' equity	7,519	7,817	7,987	7,809	7,952
NET INTEREST INCOME
Net interest income	$614	$599	$545	$2,352	$2,061
Net interest margin	3.70%	3.60%	3.27%	3.58%	3.11%
CREDIT QUALITY
Total nonperforming assets	$230	$240	$415

Loans past due 90 days or more and still accruing	16	28	35

Net credit-related charge-offs	11	15	16	$51	$92

Allowance for loan losses	671	664	712
Allowance for credit losses on lending-related commitments	30	33	42
Total allowance for credit losses	701	697	754

Allowance for loan losses as a percentage of total loans	1.34%	1.35%	1.45%
Net credit-related charge-offs as a percentage of average total loans	0.09	0.13	0.13	0.11%	0.19%
Nonperforming assets as a percentage of total loans and foreclosed property	0.46	0.49	0.84
Allowance for loan losses as a multiple of total nonperforming loans	2.9x	2.8x	1.7x
OTHER KEY INFORMATION
Number of banking centers	436	435	438
Number of employees - full time equivalent	7,865	7,834	7,999

(a)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

(b)	December 31, 2018 ratios are estimated.

(c)	See Reconciliation of Non-GAAP Financial Measures.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	December 31,
(in millions, except share data)	2018	2018	2017
	(unaudited)	(unaudited)
ASSETS
Cash and due from banks	$1,390	$945	$1,438

Interest-bearing deposits with banks	3,171	4,894	4,407
Other short-term investments	134	136	96

Investment securities available-for-sale	12,045	11,862	10,938
Investment securities held-to-maturity	—	—	1,266

Commercial loans	31,976	30,889	31,060
Real estate construction loans	3,077	3,158	2,961
Commercial mortgage loans	9,106	9,019	9,159
Lease financing	507	471	468
International loans	1,013	1,090	983
Residential mortgage loans	1,970	1,947	1,988
Consumer loans	2,514	2,436	2,554
Total loans	50,163	49,010	49,173
Less allowance for loan losses	(671)	(664)	(712)
Net loans	49,492	48,346	48,461

Premises and equipment	475	472	466
Accrued income and other assets	4,111	4,793	4,495
Total assets	$70,818	$71,448	$71,567

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$28,690	$29,301	$32,071

Money market and interest-bearing checking deposits	22,560	22,449	21,500
Savings deposits	2,172	2,192	2,152
Customer certificates of deposit	2,131	2,051	2,165
Foreign office time deposits	8	13	15
Total interest-bearing deposits	26,871	26,705	25,832
Total deposits	55,561	56,006	57,903

Short-term borrowings	44	84	10
Accrued expenses and other liabilities	1,243	1,154	1,069
Medium- and long-term debt	6,463	6,418	4,622
Total liabilities	63,311	63,662	63,604

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,148	2,144	2,122
Accumulated other comprehensive loss	(609)	(611)	(451)
Retained earnings	8,781	8,587	7,887
Less cost of common stock in treasury - 68,081,176 shares at 12/31/18; 62,224,198 shares at 9/30/18 and 55,306,483 shares at 12/31/17	(3,954)	(3,475)	(2,736)
Total shareholders' equity	7,507	7,786	7,963
Total liabilities and shareholders' equity	$70,818	$71,448	$71,567

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended		Years Ended
	December 31,		December 31,
(in millions, except per share data)	2018	2017	2018	2017
INTEREST INCOME
Interest and fees on loans	$604	$498	$2,262	$1,872
Interest on investment securities	71	64	265	250
Interest on short-term investments	29	16	92	60
Total interest income	704	578	2,619	2,182
INTEREST EXPENSE
Interest on deposits	43	13	122	42
Interest on short-term borrowings	—	—	1	3
Interest on medium- and long-term debt	47	20	144	76
Total interest expense	90	33	267	121
Net interest income	614	545	2,352	2,061
Provision for credit losses	16	17	(1)	74
Net interest income after provision for credit losses	598	528	2,353	1,987
NONINTEREST INCOME
Card fees	64	91	244	333
Service charges on deposit accounts	51	55	211	227
Fiduciary income	51	50	206	198
Commercial lending fees	23	22	85	85
Letter of credit fees	10	11	40	45
Bank-owned life insurance	10	12	39	43
Foreign exchange income	11	12	47	45
Brokerage fees	7	6	27	23
Net securities losses	—	—	(19)	—
Other noninterest income	23	26	96	108
Total noninterest income	250	285	976	1,107
NONINTEREST EXPENSES
Salaries and benefits expense	250	248	1,009	961
Outside processing fee expense	65	99	255	366
Net occupancy expense	39	40	152	154
Equipment expense	14	11	48	45
Restructuring charges	14	13	53	45
Software expense	30	31	125	126
FDIC insurance expense	6	13	42	51
Advertising expense	8	9	30	28
Litigation-related expense	1	—	1	(2)
Other noninterest expenses	21	19	79	86
Total noninterest expenses	448	483	1,794	1,860
Income before income taxes	400	330	1,535	1,234
Provision for income taxes	90	218	300	491
NET INCOME	310	112	1,235	743
Less income allocated to participating securities	2	—	8	5
Net income attributable to common shares	$308	$112	$1,227	$738
Earnings per common share:
Basic	$1.91	$0.65	$7.31	$4.23
Diluted	1.88	0.63	7.20	4.14

Comprehensive income	312	107	1,076	762

Cash dividends declared on common stock	99	52	309	193
Cash dividends declared per common share	0.60	0.30	1.84	1.09

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Fourth	Third	Second	First	Fourth	Fourth Quarter 2018 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Third Quarter 2018		Fourth Quarter 2017
(in millions, except per share data)	2018	2018	2018	2018	2017	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$604	$581	$568	$509	$498	$23	4%	$106	21%
Interest on investment securities	71	66	64	64	64	5	8	7	12
Interest on short-term investments	29	28	18	17	16	1	3	13	73
Total interest income	704	675	650	590	578	29	4	126	22
INTEREST EXPENSE
Interest on deposits	43	35	28	16	13	8	22	30	N/M
Interest on short-term borrowings	—	1	—	—	—	(1)	N/M	—	—
Interest on medium- and long-term debt	47	40	32	25	20	7	15	27	N/M
Total interest expense	90	76	60	41	33	14	18	57	N/M
Net interest income	614	599	590	549	545	15	3	69	13
Provision for credit losses	16	—	(29)	12	17	16	N/M	(1)	(7)
Net interest income after provision for credit losses	598	599	619	537	528	(1)	—	70	13
NONINTEREST INCOME
Card fees	64	61	60	59	91	3	6	(27)	(30)
Service charges on deposit accounts	51	53	53	54	55	(2)	(4)	(4)	(9)
Fiduciary income	51	51	52	52	50	—	—	1	2
Commercial lending fees	23	21	23	18	22	2	5	1	3
Letter of credit fees	10	9	11	10	11	1	6	(1)	(5)
Bank-owned life insurance	10	11	9	9	12	(1)	(8)	(2)	(12)
Foreign exchange income	11	12	12	12	12	(1)	(1)	(1)	(2)
Brokerage fees	7	7	6	7	6	—	—	1	7
Net securities (losses) gains	—	(20)	—	1	—	20	N/M	—	—
Other noninterest income	23	29	22	22	26	(6)	(20)	(3)	(12)
Total noninterest income	250	234	248	244	285	16	7	(35)	(13)
NONINTEREST EXPENSES
Salaries and benefits expense	250	254	250	255	248	(4)	(2)	2	1
Outside processing fee expense	65	65	64	61	99	—	—	(34)	(34)
Net occupancy expense	39	38	37	38	40	1	1	(1)	(4)
Equipment expense	14	12	11	11	11	2	11	3	20
Restructuring charges	14	12	11	16	13	2	24	1	17
Software expense	30	32	32	31	31	(2)	(5)	(1)	(3)
FDIC insurance expense	6	11	12	13	13	(5)	(50)	(7)	(56)
Advertising expense	8	8	8	6	9	—	—	(1)	(11)
Litigation-related expense	1	—	—	—	—	1	N/M	1	N/M
Other noninterest expenses	21	20	23	15	19	1	5	2	11
Total noninterest expenses	448	452	448	446	483	(4)	(1)	(35)	(7)
Income before income taxes	400	381	419	335	330	19	5	70	21
Provision for income taxes	90	63	93	54	218	27	42	(128)	(59)
NET INCOME	310	318	326	281	112	(8)	(3)	198	N/M
Less income allocated to participating securities	2	2	2	2	—	—	—	2	N/M
Net income attributable to common shares	$308	$316	$324	$279	$112	$(8)	(3)%	$196	N/M
Earnings per common share:
Basic	$1.91	$1.89	$1.90	$1.62	$0.65	$0.02	1%	$1.26	N/M
Diluted	1.88	1.86	1.87	1.59	0.63	0.02	1	1.25	N/M

Comprehensive income	312	296	290	178	107	16	5	205	N/M

Cash dividends declared on common stock	99	100	58	52	52	(1)	(3)	47	90
Cash dividends declared per common share	0.60	0.60	0.34	0.30	0.30	—	—	0.30	N/M
N/M - not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2018				2017
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$664	$677	$698	$712	$712

Loan charge-offs:
Commercial	19	23	17	36	26
Commercial mortgage	2	—	1	—	1
International	—	1	—	—	1
Consumer	—	1	2	1	1
Total loan charge-offs	21	25	20	37	29

Recoveries on loans previously charged-off:
Commercial	8	8	20	8	7
Commercial mortgage	—	1	1	—	2
International	—	—	1	—	2
Residential mortgage	1	—	—	—	1
Consumer	1	1	1	1	1
Total recoveries	10	10	23	9	13
Net loan charge-offs (recoveries)	11	15	(3)	28	16
Provision for loan losses	19	1	(23)	14	16
Foreign currency translation adjustment	(1)	1	(1)	—	—
Balance at end of period	$671	$664	$677	$698	$712

Allowance for loan losses as a percentage of total loans	1.34%	1.35%	1.36%	1.42%	1.45%

Net loan charge-offs (recoveries) as a percentage of average total loans	0.09	0.13	(0.02)	0.23	0.13

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2018				2017
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$33	$34	$40	$42	$41
Add: Provision for credit losses on lending-related commitments	(3)	(1)	(6)	(2)	1
Balance at end of period	$30	$33	$34	$40	$42

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2018				2017
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$141	$149	$171	$242	$309
Commercial mortgage	20	22	29	29	31
Lease financing	2	2	2	3	4
International	3	4	4	4	6
Total nonaccrual business loans	166	177	206	278	350
Retail loans:
Residential mortgage	36	34	29	29	31
Consumer:
Home equity	19	19	19	19	21
Total nonaccrual retail loans	55	53	48	48	52
Total nonaccrual loans	221	230	254	326	402
Reduced-rate loans	8	9	8	8	8
Total nonperforming loans	229	239	262	334	410
Foreclosed property	1	1	2	5	5
Total nonperforming assets	$230	$240	$264	$339	$415

Nonperforming loans as a percentage of total loans	0.46%	0.49%	0.53%	0.68%	0.83%
Nonperforming assets as a percentage of total loans and foreclosed property	0.46	0.49	0.53	0.69	0.84
Allowance for loan losses as a multiple of total nonperforming loans	2.9x	2.8x	2.6x	2.1x	1.7x
Loans past due 90 days or more and still accruing	$16	$28	$20	$36	$35

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$230	$254	$326	$402	$444
Loans transferred to nonaccrual (a)	42	35	49	71	73
Nonaccrual loan gross charge-offs	(21)	(25)	(20)	(37)	(29)
Loans transferred to accrual status (a)	(3)	—	—	(3)	—
Nonaccrual loans sold	(5)	(9)	(15)	(10)	(22)
Payments/Other (b)	(22)	(25)	(86)	(97)	(64)
Nonaccrual loans at end of period	$221	$230	$254	$326	$402
(a) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Years Ended
	December 31, 2018			December 31, 2017
	Average Balance		Average Rate	Average Balance		Average Rate
(dollar amounts in millions)		Interest			Interest

Commercial loans	$30,534	$1,416	4.64%	$30,415	$1,162	3.82%
Real estate construction loans	3,155	164	5.21	2,958	124	4.18
Commercial mortgage loans	9,131	429	4.69	9,005	358	3.97
Lease financing	470	18	3.82	509	13	2.63
International loans	1,021	51	4.97	1,157	47	4.07
Residential mortgage loans	1,983	75	3.77	1,989	74	3.70
Consumer loans	2,472	109	4.41	2,525	94	3.70
Total loans	48,766	2,262	4.64	48,558	1,872	3.85

Mortgage-backed securities	9,099	214	2.28	9,330	202	2.17
Other investment securities	2,711	51	1.86	2,877	48	1.66
Total investment securities	11,810	265	2.19	12,207	250	2.05

Interest-bearing deposits with banks	4,700	91	1.94	5,443	60	1.09
Other short-term investments	134	1	0.96	92	—	0.64
Total earning assets	65,410	2,619	3.99	66,300	2,182	3.29

Cash and due from banks	1,135			1,209
Allowance for loan losses	(695)			(728)
Accrued income and other assets	4,874			4,671
Total assets	$70,724			$71,452

Money market and interest-bearing checking deposits	$22,378	111	0.50	$21,585	33	0.15
Savings deposits	2,199	1	0.04	2,133	—	0.02
Customer certificates of deposit	2,092	10	0.46	2,471	9	0.36
Foreign office time deposits	25	—	1.19	56	—	0.64
Total interest-bearing deposits	26,694	122	0.46	26,245	42	0.16

Short-term borrowings	62	1	1.90	277	3	1.14
Medium- and long-term debt	5,842	144	2.42	4,969	76	1.51
Total interest-bearing sources	32,598	267	0.82	31,491	121	0.38

Noninterest-bearing deposits	29,241			31,013
Accrued expenses and other liabilities	1,076			996
Total shareholders' equity	7,809			7,952
Total liabilities and shareholders' equity	$70,724			$71,452

Net interest income/rate spread		$2,352	3.17		$2,061	2.91

Impact of net noninterest-bearing sources of funds			0.41			0.20
Net interest margin (as a percentage of average earning assets)			3.58%			3.11%

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	December 31, 2018			September 30, 2018			December 31, 2017
	Average Balance		Average Rate	Average Balance		Average Rate	Average Balance		Average Rate
(dollar amounts in millions)		Interest			Interest			Interest

Commercial loans	$30,651	$379	4.91%	$30,371	$365	4.74%	$30,719	$311	4.02%
Real estate construction loans	3,164	44	5.57	3,198	43	5.38	3,031	34	4.44
Commercial mortgage loans	9,051	114	4.96	9,084	110	4.84	9,054	93	4.08
Lease financing	495	5	3.74	464	4	3.69	470	4	3.38
International loans	1,035	14	5.25	1,072	13	4.99	1,122	12	4.41
Residential mortgage loans	1,968	19	3.81	1,962	18	3.71	2,014	19	3.66
Consumer loans	2,468	29	4.67	2,433	28	4.49	2,523	25	3.92
Total loans	48,832	604	4.90	48,584	581	4.74	48,933	498	4.04

Mortgage-backed securities	9,069	56	2.37	9,063	54	2.30	9,315	52	2.19
Other investment securities	2,704	15	2.30	2,698	12	1.72	2,840	12	1.69
Total investment securities	11,773	71	2.35	11,761	66	2.17	12,155	64	2.07

Interest-bearing deposits with banks	4,920	28	2.28	5,362	28	2.03	4,987	16	1.30
Other short-term investments	136	1	1.12	135	—	1.04	92	—	0.58
Total earning assets	65,661	704	4.23	65,842	675	4.05	66,167	578	3.46

Cash and due from banks	940			1,107			1,274
Allowance for loan losses	(673)			(681)			(726)
Accrued income and other assets	4,902			4,942			4,683
Total assets	$70,830			$71,210			$71,398

Money market and interest-bearing checking deposits	$22,849	39	0.67	$22,573	32	0.56	$21,402	10	0.19
Savings deposits	2,181	—	0.05	2,208	1	0.05	2,152	—	0.02
Customer certificates of deposit	2,090	4	0.62	2,094	2	0.48	2,259	3	0.35
Foreign office time deposits	9	—	1.37	25	—	1.25	48	—	0.76
Total interest-bearing deposits	27,129	43	0.62	26,900	35	0.51	25,861	13	0.19

Short-term borrowings	72	—	2.18	85	1	1.95	116	—	1.16
Medium- and long-term debt	6,420	47	2.81	6,153	40	2.55	4,631	20	1.69
Total interest-bearing sources	33,621	90	1.04	33,138	76	0.90	30,608	33	0.42

Noninterest-bearing deposits	28,600			29,193			31,780
Accrued expenses and other liabilities	1,090			1,062			1,023
Total shareholders' equity	7,519			7,817			7,987
Total liabilities and shareholders' equity	$70,830			$71,210			$71,398

Net interest income/rate spread		$614	3.19		$599	3.15		$545	3.04

Impact of net noninterest-bearing sources of funds			0.51			0.45			0.23
Net interest margin (as a percentage of average earning assets)			3.70%			3.60%			3.27%

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2016	175.3	$1,141	$2,135	$(383)	$7,331	$(2,428)	$7,796
Cumulative effect of change in accounting principle	—	—	3	—	(2)	—	1
Net income	—	—	—	—	743	—	743
Other comprehensive income, net of tax	—	—	—	19	—	—	19
Cash dividends declared on common stock ($1.09 per share)	—	—	—	—	(193)	—	(193)
Purchase of common stock	(7.5)	—	—	—	—	(544)	(544)
Net issuance of common stock under employee stock plans	3.3	—	(24)	—	(26)	152	102
Net issuance of common stock for warrants	1.8	—	(30)	—	(53)	83	—
Share-based compensation	—	—	39	—	—	—	39
Reclassification of certain deferred tax effects	—	—	—	(87)	87	—	—
Other	—	—	(1)	—	—	1	—
BALANCE AT DECEMBER 31, 2017	172.9	1,141	2,122	(451)	7,887	(2,736)	7,963
Cumulative effect of change in accounting principles	—	—	—	1	14	—	15
Net income	—	—	—	—	1,235	—	1,235
Other comprehensive loss, net of tax	—	—	—	(159)	—	—	(159)
Cash dividends declared on common stock ($1.84 per share)	—	—	—	—	(309)	—	(309)
Purchase of common stock	(14.9)	—	(3)	—	—	(1,326)	(1,329)
Net issuance of common stock under employee stock plans	1.5	—	(9)	—	(23)	75	43
Net issuance of common stock for warrants	0.6	—	(10)	—	(23)	33	—
Share-based compensation	—	—	48	—	—	—	48
BALANCE AT DECEMBER 31, 2018	160.1	$1,141	$2,148	$(609)	$8,781	$(3,954)	$7,507

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended December 31, 2018	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$414	$146	$48	$(9)	$15		$614
Provision for credit losses	15	—	(1)	—	2		16
Noninterest income	143	36	66	11	(6)		250
Noninterest expenses	212	153	75	(1)	9		448
Provision (benefit) for income taxes	61	6	8	(2)	17		90
Net income (loss)	$269	$23	$32	$5	$(19)		$310
Net credit-related charge-offs (recoveries)	$12	$—	$(1)	$—	$—		$11

Selected average balances:
Assets	$43,211	$2,647	$5,156	$13,613	$6,203		$70,830
Loans	41,731	2,080	5,021	—	—		48,832
Deposits	29,961	20,588	4,126	916	138		55,729

Statistical data:
Return on average assets (a)	2.47%	0.44%	2.49%	N/M	N/M		1.74%
Efficiency ratio (b)	38.14	83.77	65.85	N/M	N/M		51.93

	Business	Retail	Wealth
Three Months Ended September 30, 2018	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$413	$141	$46	$(16)	$15		$599
Provision for credit losses	(1)	1	2	—	(2)		—
Noninterest income	137	35	66	(7)	3		234
Noninterest expenses	210	153	72	(1)	18		452
Provision (benefit) for income taxes	77	5	9	(8)	(20)	(c)	63
Net income (loss)	$264	$17	$29	$(14)	$22		$318
Net credit-related charge-offs	$14	$—	$1	$—	$—		$15

Selected average balances:
Assets	$43,165	$2,621	$5,068	$13,696	$6,660		$71,210
Loans	41,591	2,057	4,936	—	—		48,584
Deposits	30,286	20,765	3,988	929	125		56,093

Statistical data:
Return on average assets (a)	2.43%	0.31%	2.28%	N/M	N/M		1.77%
Efficiency ratio (b)	38.24	86.81	63.93	N/M	N/M		52.93

	Business	Retail	Wealth
Three Months Ended December 31, 2017	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$394	$123	$43	$(25)	$10		$545
Provision for credit losses	17	(1)	(5)	—	6		17
Noninterest income	166	39	64	14	2		285
Noninterest expenses	239	160	73	(1)	12		483
Provision (benefit) for income taxes	110	1	15	(8)	100	(c)	218
Net income (loss)	$194	$2	$24	$(2)	$(106)		$112
Net credit-related charge-offs (recoveries)	$17	$—	$(1)	$—	$—		$16

Selected average balances:
Assets	$43,116	$2,629	$5,352	$13,940	$6,361		$71,398
Loans	41,633	2,075	5,225	—	—		48,933
Deposits	32,011	20,938	4,184	394	114		57,641

Statistical data:
Return on average assets (a)	1.79%	0.04%	1.82%	(0.06)%	N/M		0.62%
Efficiency ratio (b)	42.71	98.24	67.91	9.23	N/M		58.14

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(b)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

(c)	Included discrete tax items of $23 million benefit and $103 million provision for the third quarter 2018 and fourth quarter 2017, respectively.
N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended December 31, 2018	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income	$188	$207	$121	$92	$6		$614
Provision for credit losses	(7)	36	(16)	2	1		16
Noninterest income	74	40	36	96	4		250
Noninterest expenses	145	108	92	95	8		448
Provision for income taxes	23	22	16	14	15		90
Net income (loss)	$101	$81	$65	$77	$(14)		$310
Net credit-related charge-offs	$—	$9	$1	$1	$—		$11

Selected average balances:
Assets	$12,958	$18,537	$10,472	$9,047	$19,816		$70,830
Loans	12,457	18,279	9,889	8,207	—		48,832
Deposits	20,245	17,230	8,919	8,281	1,054		55,729

Statistical data:
Return on average assets (a)	1.92%	1.73%	2.48%	3.37%	N/M		1.74%
Efficiency ratio (b)	55.42	44.05	58.52	50.26	N/M		51.93

				Other	Finance
Three Months Ended September 30, 2018	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$185	$199	$121	$95	$(1)		$599
Provision for credit losses	4	3	(9)	4	(2)		—
Noninterest income	75	43	33	86	(3)		234
Noninterest expenses	143	104	90	98	17		452
Provision (benefit) for income taxes	25	34	16	15	(27)	(c)	63
Net income	$88	$101	$57	$64	$8		$318
Net credit-related charge-offs (recoveries)	$8	$5	$4	$(2)	$—		$15

Selected average balances:
Assets	$13,055	$18,336	$10,271	$9,193	$20,355		$71,210
Loans	12,424	18,074	9,702	8,384	—		48,584
Deposits	20,721	16,894	8,904	8,520	1,054		56,093

Statistical data:
Return on average assets (a)	1.63%	2.18%	2.18%	2.75%	N/M		1.77%
Efficiency ratio (b)	54.90	43.12	58.05	53.97	N/M		52.93

				Other	Finance
Three Months Ended December 31, 2017	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$175	$190	$114	$82	$(16)		$545
Provision for credit losses	6	33	(27)	—	5		17
Noninterest income	81	43	34	111	16		285
Noninterest expenses	150	107	95	120	11		483
Provision for income taxes	36	36	31	22	93	(c)	218
Net income (loss)	$64	$57	$49	$51	$(109)		$112
Net credit-related charge-offs	$1	$5	$10	$—	$—		$16

Selected average balances:
Assets	$13,583	$18,461	$10,305	$8,748	$20,301		$71,398
Loans	12,798	18,236	9,795	8,104	—		48,933
Deposits	21,806	18,222	9,366	7,738	509		57,641

Statistical data:
Return on average assets (b)	1.13%	1.17%	1.84%	2.29%	N/M		0.62%
Efficiency ratio (c)	58.55	45.93	63.88	62.40	N/M		58.14

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(b)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

(c)	Included discrete tax items of $23 million benefit and $103 million provision for the third quarter 2018 and fourth quarter 2017, respectively.
N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and performance trends. Comerica believes the adjusted financial results provide a greater understanding of ongoing operations and enhance comparability of results with prior periods. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.

ADJUSTED FINANCIAL RESULTS	Three Months Ended		Years Ended
	December 31,	September 30,	December 31,
(dollar amounts in millions, except per share data)	2018	2018	2018	2017
Noninterest Income:
Noninterest income	$250	$234	$976	$1,107
Securities repositioning	—	20	20	—
Proforma effect of adoption of accounting standard	—	—	—	(118)
Adjusted noninterest income	$250	$254	$996	$989
Noninterest Expenses:
Noninterest expenses	$448	$452	$1,794	$1,860
Restructuring charges	(14)	(12)	(53)	(45)
One-time employee bonus	—	—	—	(5)
Proforma effect of adoption of accounting standard	—	—	—	(118)
Adjusted noninterest expenses	$434	$440	$1,741	$1,692
Pre-tax Income:
Pre-tax income	$400	$381	$1,535	$1,234
Securities repositioning	—	20	20	—
Restructuring charges	14	12	53	45
One-time employee bonus	—	—	—	5
Adjusted pre-tax income	$414	$413	$1,608	$1,284
Provision for Income Taxes:
Provision for income taxes	$90	$63	$300	$491
Tax on securities repositioning	—	5	5	—
Tax on restructuring charges	3	3	12	16
Tax on one-time employee bonus	—	—	—	2
Discrete tax items	—	23	48	(72)
Adjusted provision for income taxes	$93	$94	$365	$437
Net Income:
Net Income	$310	$318	$1,235	$743
Securities repositioning, net of tax	—	15	15	—
Restructuring charges, net of tax	11	9	41	29
One-time employee bonus, net of tax	—	—	—	3
Discrete tax items	—	(23)	(48)	72
Adjusted net income	$321	$319	$1,243	$847

Diluted Earnings per Common Share:
Diluted earnings per common share	$1.88	$1.86	$7.20	$4.14
Securities repositioning, net of tax	—	0.09	0.09	—
Restructuring charges, net of tax	0.07	0.05	0.24	0.16
One-time employee bonus, net of tax	—	—	—	0.02
Discrete tax items	—	(0.14)	(0.29)	0.41
Adjusted diluted earnings per common share	$1.95	$1.86	$7.24	$4.73

Efficiency Ratio:
Reported	51.93%	52.93%	53.56%	58.64%
Adjusted	50.70	51.59	52.58	55.41
Securities repositioning refers to losses incurred on the sale of $1.3 billion of treasury securities that were replaced by higher-yielding treasuries with a similar duration of 3 years. Proforma effect of the adoption of accounting standard relates to the proforma 2017 impact of the new revenue recognition standard that became effective January 1, 2018 that is not reflected in 2017 results. Discrete tax items primarily include the charge to adjust deferred taxes resulting from the Tax Cuts and Jobs Act, tax benefits from the review of tax capitalization and recovery positions on fixed assets and software on the 2017 tax return as well as from employee stock transactions.

	December 31,	September 30,	December 31,
(dollar amounts in millions)	2018	2018	2017
Tangible Common Equity Ratio:
Common shareholders' equity	$7,507	$7,786	$7,963
Less:
Goodwill	635	635	635
Other intangible assets	6	6	8
Tangible common equity	$6,866	$7,145	$7,320

Total assets	$70,818	$71,448	$71,567
Less:
Goodwill	635	635	635
Other intangible assets	6	6	8
Tangible assets	$70,177	$70,807	$70,924

Common equity ratio	10.60%	10.90%	11.13%
Tangible common equity ratio	9.78	10.09	10.32

Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$7,507	$7,786	$7,963
Tangible common equity	6,866	7,145	7,320

Shares of common stock outstanding (in millions)	160	166	173

Common shareholders' equity per share of common stock	$46.89	$46.92	$46.07
Tangible common equity per share of common stock	42.89	43.05	42.34
The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders equity per share of common stock.